UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015 (November 18, 2015)

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	333-203510 (Commission File Number)	N/A (IRS Employer Identification No.)

5 Merchant Square
North Wharf Road
London, W2 1AY
United Kingdom
(Address of Principal Executive Offices)

 +44 20 37865275
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Stock Units Under Equity Incentive Plan

On November 18, 2015, LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company” or “LivaNova”) granted 89,174 restricted stock units (“RSUs”) under the Company’s 2015 Equity Incentive Plan (the “Plan”) and an award agreement thereunder (the “RSU Award Agreement”) to André-Michel Ballester, the Company’s Chief Executive Officer.  Each of the RSUs will entitle the holder to receive (i) either one LivaNova Ordinary Share (a “Share”) or, at the option of the Company, an amount of cash equal to the Fair Market Value, as defined in the Plan, of a Share on the day immediately preceding the applicable distribution or payment date, and (ii) the amount of cash that is paid as a dividend on one Share (a “Dividend Equivalent”).  The RSUs had a value of $5 million based on the closing price of the Company’s shares on the NASDAQ Stock Market on the grant date.  Twenty percent of the RSUs will vest on each of the first three anniversaries of the grant date, with the balance vesting on the fourth anniversary of the grant date.  If the holder’s employment terminates for any reason, the holder shall immediately forfeit any and all RSUs and Dividend Equivalents that are not vested, and the holder’s rights in any such RSUs and Dividend Equivalents that are not vested will lapse and expire.

A complete copy of the form of RSU Award Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the RSU Award Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The information set forth in the Exhibit Index following the signature page hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: November 24, 2015	By:	/s/ Brian Sheridan
	Name:	Brian Sheridan
	Title	Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award*

*Filed herewith